CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2009, relating to the consolidated financial statements and financial statement schedule of National HealthCare Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

Nashville, Tennessee

June 22, 2010